                                                                   Exhibit 10.14







                               LICENSE AGREEMENT

                              Dated June 2, 1995

                                    Between

                     Revlon Consumer Products Corporation
                                 ("Licensor")

                                      and

                            Signature Eyewear, Inc.
                                 ("Licensee")







       Certain portions of this agreement have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for an order granting confidential treatment pursuant to Rule 406 of the General Rules and Regulations under the Securities Act of 1933.

                                                                   EXHIBIT 10.14

                               LICENSE AGREEMENT


          THIS AGREEMENT, made and entered into as of June 2, 1995 by and between REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation, and/or its designated affiliate, with its principal offices at 625 Madison Avenue, New York, New York 10022 (hereinafter referred to as "Licensor"), and SIGNATURE EYEWEAR, INC., a California corporation, with its principal offices at 498 North Oak Street, Inglewood, CA 90301 (hereinafter referred to as "Licensee").

                                  WITNESSETH:

          WHEREAS Licensee desires to obtain a license to use the Licensed Mark (as defined below) in connection with the manufacture, merchandising, promotion, advertising, sale and distribution of Merchandise (as defined below), and Licensor is willing to grant such license subject to all the terms of this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, Licensor and Licensee agree as follows:

     1.   Definitions
          -----------

          The following definitions shall be applicable throughout this Agreement:

          A. The term "Licensed Mark" shall mean the trademark "JEAN NATE," in the form set forth on Schedule 1A, and any simulations or variations thereof, all in the form approved in writing by Licensor for use by Licensee hereunder.

          B. The term "Licensed Merchandise" shall mean Merchandise (as that term is defined in Section 1.C below) that is approved by Licensor in accordance with Section 4 hereof and sold or promoted by Licensee under the Licensed Mark.

          C. The term "Merchandise" shall mean those categories of goods listed in Exhibit A attached hereto.

          D. The term "Prototype" shall mean any and all styles or samples of Licensed Merchandise together with the respective Packaging (as hereinafter defined), except that the "Final Prototype" shall mean the actual final sample of each style of Licensed Merchandise with the respective Packaging which has been approved by Licensor and from which the first commercial production thereof will be made.

          E. The term "Territory" shall mean the United States of America and Canada, and any other countries of the world which may become part of the Territory pursuant to Section 2G of this Agreement.

          F. The term "Net Sales" shall mean the total invoiced price of the Licensed Merchandise shipped by Licensee to its customers other than Licensor and its Affiliates (" Gross

Sales") less (i) federal, state and local sales, use and excise taxes, freight and insurance (if separately stated), customary trade discounts and allowances if actually granted including co-op advertising allowances to the extent such allowances are directly deducted off invoice (which total deduction for such co-op advertising allowances shall not exceed CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION% of Gross Sales),
(ii) actual returns, and (iii) all Specified Bad Debts. The term "Specified Bad Debt" shall mean a debt in an amount in excess of $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION owed to Licensee by one of its customers and/or such customer's Affiliates arising from the sale of Licensed Merchandise to such customer and its Affiliates and with respect to which such customer and/or its Affiliates shall take or become subject to any of the actions or proceedings described in Section 12 D of this Agreement, as if such customer and its Affiliates had been described therein as opposed to a party to this Agreement. If any Specified Bad Debt is subtracted from Net Sales and thereafter Licensee recovers all or some portion of such Specified Bad Debt, the amount of such recovery shall be added to Net Sales during the quarter in which such recovery is received.

          G. "Affiliate" of any Person shall mean a Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. "Control" means the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          H. "Acquiror" means a Person or a group of persons acting in concert but excluding a stockholder of Licensee as of the date of this Agreement, any Affiliate of such stockholder, or any member of the immediate family of such stockholder.

          I. "Change of Control" shall be deemed to occur if: (i) an Acquiror acquires in excess of 50% of the outstanding voting securities of Licensee (or any successor corporation or entity by reason of merger, consolidation or other reorganization of Licensee); or (ii) Licensee sells, transfers and/or assigns all or substantially all of its assets involved in the Exploitation of eyeglass frames (including frames for sunglasses) and related accessories; or (iii) the transfer and assignment of Licensee's rights under this Agreement to a third party as part of a foreclosure of a security interest in such rights.

          J. "Change of Control Notice" shall mean a written notice to Licensor of a proposed or completed Change of Control.

          K. "Exploit" shall mean manufacture, advertise, merchandise, promote, publicize, sell, use, market and distribute.

          L. "Proper Purpose" shall mean: (i) the Acquiror is a competitor of Licensor or any Affiliate of Licensor; or (ii) Licensor has a reasonable basis to believe that the Acquiror lacks the capability adequately to market or distribute the Licensed Merchandise or otherwise to maintain the prestige and reputation of the Licensed Mark, based on past or current activities of the Acquiror.

          M. The term "Term" shall mean the duration of this Agreement, as set forth in Section 3 and 12 below, and shall include any renewal period as described therein.

          N. "Person" shall mean individual, corporation, partnership, limited liability company, trust or other entity.

     2.   License Grant
          -------------

          A. Licensor hereby grants to Licensee an exclusive license the "License" throughout the world during the Term to use the Licensed Mark as a trademark in connection with the Exploitation of Licensed Merchandise, subject to all the terms and conditions of this Agreement; provided, however, that Licensee may Exploit the License during the Term only in the Territory.

          B. Licensee accepts said grant, and agrees to use its reasonable best efforts to Exploit the License granted herein including, without limitation, maintaining a sales force sufficient to provide effective distribution of the Licensed Merchandise, and complying with Licensor's advertising, marketing, merchandising, sales and anti-counterfeiting programs; provided, however, that "reasonable best efforts" shall not require Licensee to spend more in connection with advertising and promotion than required pursuant to Section 5C of this Agreement and provided further, however, that Licensor's sole remedy with respect to the failure of Licensee to achieve any specified sales levels shall be to terminate this Agreement in accordance with Section 12A of this Agreement for failure to achieve minimum Net Sales. Licensee shall at all times act in a manner consistent with good business practices and the terms and conditions of this Agreement. Licensee further agrees not to Exploit either directly or by or through any of its Affiliates or by or through any officer, director or shareholder of Licensee or any of its Affiliates, any Merchandise under any other trademark or brand name primarily known as a cosmetic, toiletry, fragrance or haircare trademark or brandname unless such trademark or brandname is one licensed to Licensee by Licensor pursuant to a written agreement.

          C. Licensee may use the Licensed Mark only in connection with the Exploitation of Licensed Merchandise. No license is granted hereunder to Exploit the Licensed Mark for any purpose other than upon or in connection with the Licensed Merchandise. No license is granted hereunder to Exploit the Licensed Merchandise in combination sales with other merchandise or as premiums, promotional items or giveaways, or for disposal under or in connection with any similar methods of merchandising except as approved in advance by Licensor on a case by case basis.

          D. Licensor reserves all rights at any time during the Term and thereafter to use and grant to third parties the right to use the Licensed Mark in any geographical area on products other than Merchandise. During the Term, Licensor shall not grant to any third party the right to use the Licensed Mark in connection with Exploitation of Merchandise. Without limiting the generality of the foregoing, Licensor agrees not to grant to any third party or parties the right to use the Licensed Mark in connection with the Exploitation of Merchandise in any country not included within the Territory. Licensor has advised Licensee that because of the decentralized nature of the operations of Licensor, the potential exists that promotional

Merchandise including the Licensed Mark may be sold by Licensor during the Term in conjunction with a promotion of Licensor's regular product line under the Licensed Mark. Licensee agrees that such sales shall not be deemed a violation of this Agreement provided that: (i) Licensor's Licensing Division has made reasonable efforts in advance to advise appropriate individuals within Licensor that during the Term Licensee has the exclusive right to Exploit the Licensed Mark in connection with the Merchandise; (ii) such sale of Merchandise with the Licensed Mark is part of a local promotion of Licensor's regular product line and has not been authorized or approved by Licensor's Licensing Division; and
(iii) upon Licensor's Licensing Division becoming aware of such program Licensor uses its best efforts to terminate such program, or to narrow the scope of the program to minimize the amount of Merchandise containing the Licensed Mark being distributed in connection with the program.

          E. Nothing herein is intended to restrict or otherwise prohibit Licensor from manufacturing, merchandising, promoting, advertising, selling, sublicensing or distributing products of the type or description identified as Merchandise hereunder under any trademark or trade name other than the Licensed Mark, and Licensor reserves all rights at any time during the Term and thereafter to do so.

          F. Licensee may not sell, assign, transfer or sublicense ("Transfer") to an Acquiror any of the rights granted to Licensee under this Agreement except with the prior written approval of Licensor, which approval may be withheld only for a Proper Purpose. For purposes of this Section 2F, the term "Transfer" shall not be deemed to include: (i) the sale, assignment or transfer by Licensee of all of its rights under this Agreement as part of the sale, transfer and/or assignment of all or substantially all of the assets of Licensee involved in the Exploitation of eyeglass frames (including frames for sunglasses) and related accessories; (ii) assignments or transfers by operation of law as a result of a merger, consolidation or other reorganization of Licensee or the change in the operating form of Licensee (such as a change from corporation to partnership or limit liability company); and (iii) the grant of a security interest in its rights under this Agreement in connection with obtaining a loan or other financing. In such cases, Licensor may terminate this Agreement for a Proper Purpose pursuant to Section 12.E hereof.

          G. Licensee may from time to time request in writing to expand the Territory to include an additional country (the "Additional Country"). Upon receipt of any such written request, Licensor shall promptly determine and advise Licensee whether or not the grant of the right to Exploit the Licensed Merchandise in the Additional Country would violate the rights of any Person (other than Persons claiming its rights through Licensor). If Licensor determines that such grant would not violate any such Person's rights: (i) Licensee shall prepare and provide to Licensor a marketing plan with respect to the distribution of the License Merchandise in the Additional Country and (ii) Licensor shall take all necessary actions as may be required to permit Licensee to Exploit the Licensed Mark in connection with Merchandise in such Additional Country and to prohibit other Persons from Exploiting the Licensed Mark in connection with Merchandise in the Additional Territory, including, without limitation, the registration of the Licensed Mark in the Additional Country (such latter actions to be referred to as "Protective Actions"); provided, however, the Licensor shall not be obligated to institute litigation or opposition proceedings or to purchase the rights of any third party which purports to have the lawful right to prevent the Licensee from Exploiting the Licensed Mark in connection with the

Merchandise in the Additional Country. Licensor shall provide its written comments on, or its approval of, the marketing plan for any Additional Country within 20 days of receipt; the failure to provide written comments within 20 days shall be deemed to be approval of the marketing plan. If Licensor does not approve the marketing plan, Licensee may modify the marketing plan in response to Licensor's comments, and the parties shall attempt to develop a marketing plan mutually satisfactory to Licensor and Licensee. Upon approval of a marketing plan, and upon notice from Licensor to Licensee that all Protective Actions have been taken, the Additional Country shall be included in the Territory hereof, and the terms and conditions of this Agreement shall forthwith become applicable to Licensee's use of the Licensed Mark in such Country.

     3.   Term
          ----

          A. This Agreement shall become effective as of the date first above written, and shall terminate on September 30, 1997 (the "Initial Term") unless terminated prior thereto in accordance with he terms and conditions hereof.

          B. Licensee shall have the option to renew this Agreement for an additional three (3) year period (the "First Renewal Term") by giving Licensor written notice at least ninety (90) days prior to the end of the Initial Term; provided that Licensee is in compliance in all material respects with all material terms and conditions of this Agreement including without limitation the Minimum Net Sales requirements for the two (2) preceding License Years.

          C. If Licensee elects to renew this Agreement for the First Renewal Term pursuant to Section 3.B, Licensee shall have the option to renew this Agreement for an additional four (4) year period (the "Second Renewal Term") by giving Licensor written notice at least ninety (90) days prior to the end of the First Renewal Term; provided that Licensee is in compliance in all material respects with all material terms and conditions of this Agreement including without limitation the Minimum Net Sales requirements for the prior two (2) preceding License Years.

          D. If Licensee elects to renew this Agreement for the First Renewal Term or the Second Renewal Term, such renewal shall be deemed effective unless Licensor gives written notice that such renewal is not effective because Licensee shall not be in compliance in all material respects with all material terms and conditions of this Agreement, which notice must be given within 60 days of receipt of the renewal notice and must specify the nature of such non-compliance.

     4.   Licensed Merchandise and Quality Control
          ----------------------------------------

          A. Licensee agrees that Licensed Merchandise will be designed, manufactured, advertised, promoted, publicized, distributed and sold only in a manner which is consistent with industry safety standards and with the quality and design commensurate with the prestige and reputation of the Licensed Mark.

          B. Licensor shall provide reasonable assistance to Licensee concerning, inter alia, the design direction and quality guidelines for the
            ----- ----
Licensed Merchandise, provided that

Licensor's travel expenses for on-site consultation requested by Licensee shall be at the expense of Licensee.

          C. Licensee must obtain the prior written approval of Licensor for all designs, specifications, colors, materials, contract manufacturers and quality standards of all Merchandise and components thereof intended to be sold as Licensed Merchandise, including any labels, instructions, packaging, containers and displays (said labels, instructions, packaging, containers and displays hereinafter collectively "Packaging") intended to be utilized in connection with the Licensed Merchandise. With respect to obtaining of such approvals by Licensee, the following shall apply:

          (i) As soon as practicable following the execution of this Agreement, Licensee shall submit to Licensor for its approval a marketing plan for the Licensed Merchandise, including a market overview and analysis, projected positioning, distribution, merchandising, packaging and suggested retail pricing of the Licensed Merchandise, and such other related information as Licensor may request. Licensor shall provide its written comments on, or its approval of, the marketing plan within twenty (20) days of receipt, and Licensee shall resubmit the marketing plan in response to any comments of Licensor.

          (ii) In connection with the submission of the marketing plan contemplated by Section 4C(i), Licensee shall provide Licensor for its reasonable approval with a list of contract manufacturers initially proposed for production of the Licensed Merchandise and Packaging, and thereafter from time to time during the Term any additional manufacturers which might be used as well as information regarding such manufacturers as reasonably requested by Licensor. Licensor shall notify Licensee in writing of any objections to such manufacturers within ten (10) days.

        (iii) With respect to the initial line of Merchandise proposed by Licensee to be sold as Licensed Merchandise, and thereafter from time to time during the Term with respect to any additional items of Merchandise proposed by Licensee to be sold as Licensed Merchandise, Licensee may submit to Licensor design proposals of the Licensed Merchandise and Packaging, including specifications and explanations of any applicable governmental or other standards and unique benefits of each of the products in sufficient detail to allow Licensor to evaluate the potential of the proposal.

          (iv) During the ten (10) days following submission of the design proposals of the Licensed Merchandise and Packaging proposed, Licensor will review the proposals and Licensee will provide its full assistance and cooperation to Licensor in such review, including making available a qualified person(s) appointed by Licensee to meet with Licensor and assist Licensor in its review. Not later than the end of such ten (10) days period, Licensor shall notify Licensee of which, if any, of the design proposals, or Packaging Licensor has approved and Licensor shall provide Licensee with objections, if any, to any aspect of the design proposals or Packaging which it deems objectionable.

          (v) Licensee shall submit to Licensor, free of charge, two Prototypes of each item of Licensed Merchandise and Packaging. Within ten
               (10) days of its receipt of Prototypes and Packaging, Licensor shall notify Licensee of any objections to such Prototypes or Packaging. In the event Licensor objects to any aspect of any Prototype or Packaging, Licensor shall state the particulars of such objections in writing and shall further set forth Licensor's suggested modifications in order to remove such objections. Licensee shall be entitled to resubmit a correct sample of the Prototype or Packaging for approval. Licensee shall not manufacture, use or sell any Merchandise or use any Packaging under the Licensed Mark without having received the prior written approval of Licensor pursuant to this Section 4.C.

          (vi) With respect to an item properly submitted by Licensee to Licensor for approval pursuant to Subsections 4.C.(ii) through
               (v) above, in the event that Licensor fails to respond to Licensee concerning such item within the ten-day period required therein for approvals, Licensor's approval of such submitted item shall be deemed given.

        (vii) The initial line of Licensed Merchandise shall be in commercial distribution not later than May 31, 1996.

          D. The Licensed Merchandise and Packaging manufactured, sold, advertised or promoted by Licensee shall be substantially identical in all respects, including, without limitation, materials, color, workmanship, designs, dimensions, performance, styling, quality and specifications to the Final Prototype and Packaging approved by Licensor in accordance herewith. Immediately upon commencement of commercial production of any Licensed Merchandise and Packaging, Licensee shall send Licensor a production sample of each stock keeping unit (an "SKU") of the Licensed Merchandise and Packaging. If, in Licensor's judgment (which judgment shall be reasonable in connection with technical matters but may be the sole judgement of Licensor for other matters), the production sample is not substantially identical to the Final Prototype and Packaging approved by Licensor in accordance herewith (hereinafter "Nonconforming"), Licensor shall promptly notify Licensee and shall specify in which respects the sample is Nonconforming with the Final Prototype and Packaging approved by Licensor. Upon receipt of such notice, Licensee shall immediately stop production of the Nonconforming Licensed Merchandise and Packaging until a production sample is submitted to Licensor which Licensor determines is substantially identical in all respects to the Final Prototype and Packaging approved by Licensor. Any Licensed Merchandise and Packaging which is Nonconforming shall be destroyed at Licensee's sole cost and expense unless Licensor expressly approves in writing some other use of such Licensed Merchandise and Packaging.

          E. If Licensor determines in its judgment (which judgment shall be reasonable in connection with technical matters but may be sole judgment of Licensor for other matters), that the materials, color, workmanship, design, dimensions, performance, styling, quality or specifications of any Licensed Merchandise or Packaging at any time are Nonconforming, Licensor shall have the right to withdraw its approval of such Licensed Merchandise and Packaging at any time. Upon receipt of written notice from Licensor of its election to withdraw such approval which shall list the specific Merchandise or Packaging and specify in what respects it is Nonconforming, Licensee shall immediately cease the use of the Licensed Mark in connection with the promotion, advertising, sale, manufacture, distribution and use of such Nonconforming Licensed Merchandise and Packaging. Notice of such election by Licensor to withdraw approval shall not relieve Licensee from its obligation to pay royalties on sales of such Licensed Merchandise made by Licensee to the date of disapproval or thereafter if and to the extent permitted.

          F. Licensor also may require Licensee to remove from commercial distribution, at Licensee's expense, any Licensed Merchandise which is Nonconforming. In the event Licensee fails promptly to take all reasonable steps to effect such removal, Licensor may purchase at Licensee's expense any Licensed Merchandise found in the marketplace which in Licensor's sole judgment is Nonconforming.

          G. For purposes of monitoring quality, Licensee agrees to provide Licensor, free of charge, at least one sample of each SKU of Licensed Merchandise and related Packaging at regular intervals, upon request, but at least annually and upon any material change in the SKU or manufacturer throughout the Term.

          H. Licensee will comply in all material respects with all laws,rules, regulations and requirements of any governmental or administrative body (including, without limitation, the Consumer Product Safety Commission), which may be applicable to the manufacture, advertising, merchandising, packaging, publicity, promotion, sale, distribution, shipment, import and export of the Licensed Merchandise and its componentry except to the extent that such failure to so comply (i) would not have a material adverse effect upon the ability of Licensee to Exploit the License or upon the prestige and reputation of the Licensed Mark, and (ii) would not subject Licensor or its Affiliates to potential liabilities.

          I. Licensor and its duly authorized representatives, accompanied by Licensee, shall have the right, during normal business hours and upon reasonable notice, during the Term to inspect all manufacturing facilities utilized by Licensee (and, to the extent Licensee is authorized, its contractors and suppliers to the extent Licensee may use the same) and to examine all processes and records relating to the manufacturing, packaging, warehousing and distribution of the Licensed Merchandise and Packaging including, without limitation, the right to make such tests and inspections as it shall deem necessary to insure the quality of the Licensed Merchandise and Packaging. Licensees shall take all necessary steps requested by Licensor to correct any deficiencies that might affect the quality of the Licensed Merchandise and/or Packaging.

          J. Licensee agrees to use its best efforts to safeguard the prestige of the Licensed Mark for the benefit of Licensor. Licensee shall not market any of the Licensed Merchandise as irregulars, except as approved in advance by Licensor in writing on a case-by-case basis.

          K. All Licensed Merchandise will bear at least one label or display with the Licensed Mark in a form approved by Licensor in advance in accordance with Section 4.C hereof and will bear no label or display of the Licensed Mark unless previously approved by Licensor.

          L. To preserve the prestige of the Licensed Mark, and to make available to customers a wide range of products bearing the Licensed Mark at each retail outlet, the Licensed Merchandise shall be sold by Licensee only to the same retail outlets to which Licensor sells its products under the Licensed Mark and to other reputable optical retailers, wholesalers and distributors, and subject to Licensor's prior written approval, which approval shall not be unreasonably withheld and shall be deemed given if Licensor fails to respond to Licensee within ten (10) days of Licensor's receipt of Licensee's written approval request, to such other wholesalers, distributors, and retail outlets with positioning and image consistent with the retail outlets where Licensor's products under the Licensed Mark are sold. Licensee will not, directly or indirectly, sell Licensed Merchandise to customers, or establish any branch or maintain any distribution depot in respect of the Licensed Merchandise, outside of the Territory. In addition, the following shall apply with respect to distribution of the Licensed Merchandise:

          (i) Licensee shall submit to Licensor, in connection with submission of the marketing plan contemplated by Section 4C(i), for approval a list of all major retail customers (including all retail chains) to whom it proposes to sell the Licensed Merchandise, and upon Licensor's request from time to time, the entire list of Licensee's retail customers for review and approval;

          (ii) Licensee shall not sell or distribute any Licensed Merchandise to jobbers, diverters or any other entity which does not sell to consumers at retail exclusively.

         (iii) Licensee shall have the right to appoint distributors to sell and distribute Licensed Merchandise within the Territory, subject to Licensee obtaining Licensor's prior written approval of each such distributor and the form and terms of Licensee's distribution agreement with each such approved distributor.

          (iv) In connection with submission of the marketing plan contemplated by Section 4(c)(i), Licensee shall provide to Licensor for Licensor's approval a list of all sales representatives, distributors and sales agents, if any, which Licensee intends to use to distribute the Licensed Merchandise;

          (v) Licensee shall not sell the Licensed Merchandise directly to the public in retail stores, catalogues, television or otherwise unless, and then only to the extent that, such sale has been previously approved in writing by Licensor;

          (vi) Licensee shall not use the Licensed Merchandise as giveaways, prizes or premiums, including retail promotional programs ("purchase with purchase" and "gift with purchase" promotions) unless, and only to the extent that, such retail promotional programs have received the prior written approval of Licensor;

        (vii) Licensee shall not sell Licensed Merchandise to any Affiliate of Licensee or any of Licensee's or such Affiliate's directors, officers, employees or any entity in which any such director, officer or employee is an officer, director, shareholder, partner or principal, without the prior written approval of Licensor; provided, however, that Licensee may sell limited quantities of Licensed Merchandise to employees of Licensee and its Affiliates for their personal use.

       (viii) Licensee shall immediately stop selling Licensed Merchandise to any customer of which Licensor, having approved said customer, subsequently disapproves because of any material change in its business or methods of conducting its business; provided, however, that this shall not prevent Licensee from selling Licensed Merchandise pursuant to binding commitments in existence as of the date of such disapproval, which commitments may not lawfully be terminated by Licensee.

          (ix) Licensor shall have the right to approve all aspects of the competitive positioning of the Licensed Merchandise.

          M. During the Term and thereafter, Licensee shall not use, nor license or otherwise permit the use of any specification, design, logo or pattern which either incorporates the Licensed Mark or which has acquired secondary meaning associating it with the Licensed Mark in connection with the sale of Licensed Merchandise, to make products for sale under any trademark, including Licensee's own trademarks, other than the Licensed Mark. Licensee's obligations hereunder shall survive termination or expiration of this Agreement.

          N. At Licensor's request, and upon reasonable prior notice, Licensee shall sell to Licensor Merchandise at no more than the lower of Licensee's best price to the trade or 110% of Licensee's actual cost plus freight, duties, insurance and taxes for use by Licensor in promotions for or with respect to Licensor's or its Affiliates' products. In addition, Licensee shall provide to Licensor, free of charge, reasonable quantities of each item of Licensed Merchandise and its related Packaging for public relations purposes, and one sample of each item for display purposes at Licensor's headquarters.

     5.   Public Relations, Advertising and Promotion
          -------------------------------------------

          A. Licensee shall submit to Licensor for its prior written approval any and all public relations and promotional programs to be conducted by Licensee for the Licensed Merchandise. Licensee shall also submit to Licensor any and all written public statements, press releases and responses to press inquiries which specifically identify Licensor and/or the Licensed Mark and include any description of either (other than a statement which merely identifies that Licensee has a product line under the name of the Licensed Mark and/or statements regarding revenues or sales of Merchandise by Licensee). Licensee may not make any such written public statement, press release or response to press inquiry without the prior consent of Licensor (which may be written or oral); provided, however, that notwithstanding Licensor's objection, Licensee may make such disclosure if Licensee is advised by counsel that such disclosure is required by applicable law or regulation, provided that Licensee shall attempt to respond to any objections of Licensor and make such changes as may be permitted under applicable law. Licensor shall use its best efforts to respond to any such request for consent as promptly as practicable, but in no event later than two
(2) business days after receipt of the request (and such consents shall be deemed given if no objection is received within such two-business day period).

          B. Licensee acknowledges that Licensor shall have complete control over the creative content and themes of all advertising of Licensed Merchandise and, to the extent Licensee desires to use an agency for creation of advertising, Licensor shall have the right to approve in advance the proposed advertising agency to be used by Licensee for the creation of all advertising. Without limitation of the foregoing, Licensor shall have the right to approve in advance any and all advertising, marketing, promotion, or public relations programs to be conducted by Licensee, including, without limitation, the materials, themes, talent, spokespersons, media, standards, policies and uses of such materials and programs, for the Licensed Merchandise and all trade materials, business cards, invoices, stationery and other printed matter prepared by or for Licensee for use in connection with the Licensed Merchandise and Licensed Mark. Licensee shall submit to Licensor for its prior written approval copies of all of the foregoing, which approval shall be deemed given if Licensor fails to approve or disapprove Licensee's materials submitted for approval within ten (10) days of receipt of same by Licensor.

          C. At least once each year, Licensee will submit for Licensor's approval a presentation detailing Licensee's plans to market, promote and advertise the Licensed Merchandise and a complete business plan, including marketing, advertising and sales plans detailing sales, advertising and promotional programs and expenditures for each quarter. Licensee agrees to spend at least CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION Dollars ($CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION) during the first License Year, and during each subsequent License Year Licensee agrees to spend at least CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION percent (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION%) of the Minimum Net Sales for the subject License Year, on consumer and trade advertising (not including co-operative advertising allowances and packaging) or selling sheets/brochures to the trade, point of purchase materials and trade shows in connection with the Licensed Merchandise pursuant to the approved advertising plan. Licensee shall submit to Licensor a written quarterly report documenting such advertising and promotion expenditures, including copies of all ads and tear sheets. Such report shall be submitted simultaneously with the Royalty Report required in Section 6.C below.

          D. Upon Licensee's request, Licensor shall use its best efforts to sell Licensee reasonable quantities of Licensor's toiletry products sold under the Licensed Mark at a price lower than Licensor's wholesale price for such products for use solely in connection with

Licensee's promotions of the Licensed Merchandise that may be approved by Licensor from time to time.

     6.   Royalty Payments
          ----------------

          A. Licensee shall pay Licensor a royalty at the rates set forth on Exhibit B (the "Earned Royalty"); provided, however, that in no event shall the
                                  --------  -------
royalty paid be less than the Minimum Royalties set forth on Exhibit B (the "Minimum Royalty"). For purposes of this Agreement, a "License Year" shall be defined as the twelve (12) month period commencing October 1 of each year and ending September 30 of the same year; provided, however, that the first License Year hereunder shall commence on the date hereof and end on September 30, 1996.

          B. Within thirty (30) days following the close of each calendar quarter, Licensee shall pay to Licensor an amount equal to: (i) the greater of
(A) the applicable portion of the Minimum Royalty for such License Year payable through the end of such calendar quarter or (B) the Earned Royalty from the commencement of such License Year through the end of such calendar quarter; less
(ii) the amount of royalty payments made by Licensee to Licensor with respect to the prior calendar quarters of such License Year.

          C. Each royalty payment shall be accompanied by a statement signed and certified by the Chief Financial Officer of Licensee. Each such accounting statement shall be in such form as Licensor may specify and shall show the total Gross Sales of Licensed Merchandise made during the preceding quarter by product code, the amount of deductions (each separately stated) from total Gross Sales, and a computation of the amount of Net Sales and the Earned Royalty payable hereunder in respect of such Net Sales for such period (the "Royalty Report"). Such Royalty Report shall be furnished to Licensor whether or not any Earned Royalty payments are payable over and above the Minimum Royalty required by
Section 6.A for such period. The first Royalty Report due under this Agreement shall be for the quarter ending September 30, 1995. Upon request by Licensor, Licensee shall submit computer printouts substantiating the reported information, in addition to a summary by customer and product code and other supporting documentation. Receipt or acceptance by Licensor of any Royalty Report furnished, or of any sums paid by Licensee, shall not preclude Licensor from questioning their correctness for so long as Licensee shall be required to maintain records with respect to the matters covered by such Report pursuant to
Section 8; provided, however, that Royalty Reports submitted by Licensee shall be binding on Licensee in the event of any termination based on a breach by Licensee arising out of any such payment or any such Royalty Report.

          D. In the event of termination of this Agreement, the greater of the Earned Royalty or the applicable portion of the Minimum Royalty shall be payable within thirty (30) days after such termination for the portion of the calendar quarter up to the date of such termination. In the event Licensee exercises its option pursuant to Section 13.B hereof to extend the license herein granted for purposes of liquidating its inventory of Licensed Merchandise, Licensee shall pay all royalties with the accompanying Royalty Report quarterly within thirty
(30) days following the close of each calendar quarter during the extension period following termination.

          E.  As soon as practicable, but not later than one hundred and twenty
(120) days after the end of each of Licensee's fiscal years (which fiscal year ends October 31) during the Term, and within one hundred and twenty (120) days after the close of Licensee's fiscal year following the expiration or termination of the Term, Licensee shall submit to Licensor a representation letter of Licensee's Chief Financial Officer using the form attached hereto as Exhibit C. Within 15 days following completion of its audited financial statements each year, Licensee shall submit to Licenser a copy of such audited financial statements.

          F. All royalty payments and accounting statements are to be directed as provided in Section 17.B, below.

          G. Licensee will bear (and the royalty payable to Licensor herewith shall be without reduction for) all taxes, duties and other governmental charges in the Territory relating to or arising under this Agreement, including without limitation, any withholding taxes, any stamp or documentary taxes or duties, turnover, sales or use taxes, value added taxes, excise taxes, customs or exchange control duties or any other charges relating to or on any royalty payable by Licensee to Licensor, except that Licensor shall be responsible for any tax imposed on Licensor's income by the United States or any state thereof.

          H. All royalty payments shall accrue upon the sale of the Licensed Merchandise regardless of the time of collection by Licensee. For purposes of this Agreement, Licensed Merchandise shall be considered "sold" upon the date of invoicing. It is understood that "consignment" sales are not invoiced until the end of the consignment period.

          I. Royalty payments shall be based on U.S. dollar calculations and paid by Licensee in U.S. dollars. Exchange rates used to convert local currency sales to U.S. dollars shall be the month and exchange rates of New York banks as published in the Wall Street Journal.
                 -------------------

          J. If any foreign governmental entity restricts or prohibits, by exchange controls or otherwise, the payment by Licensee to Licensor of any sums due to Licensor hereunder, Licensee shall, notwithstanding any such restriction, pay to Licensor in the United States any and all such sums due Licensor by licensee hereunder in U.S. dollars, as and when due in accordance with the terms hereof; provided, however, that if such foreign funds are blocked by a
        --------  -------
governmental entity for a significant period of time, Licensor may, on a case by case basis, if feasible, arrange for Licensee's payment directly to Licensor's local affiliate of royalties based on Licensee's Net Sales in the foreign country in that country's local currency.

     7.   Use of Licensed Mark
          --------------------

          A. Licensee agrees that it will use and display the Licensed mark only on such items and in such form and manner as is specifically approved by Licensor in writing, which approval or disapproval by Licensor shall be given by Licensor within ten (10) days of Licensor's receipt of Licensee's submission, failing which Licensor's approval of the items submitted shall be deemed given. Once an item has been approved by Licensor, Licensee shall have no obligation to resubmit the same item prior to each subsequent use; provided, that Licensor may at any time and from time to time during the Term, in its sole discretion, change its advertising and promotional theme and content and provide Licensee with written notice that it shall not after the period covered by its then approved marketing plan use any such previously approved materials to the extent not entirely consistent with any such revised theme and content; and provided further, that Licensee will use its reasonable best efforts to make such changes more quickly if possible. The Licensed Mark shall be physically affixed and displayed on each item of Licensed Merchandise manufactured or sold by Licensee pursuant to this Agreement. Any labels and tags bearing the Licensed Mark placed on the Licensed Merchandise shall comply in all material respects with all applicable statutes, rules and regulations promulgated by any governmental agency, including such designations as may be required or permitted to indicate the proprietary nature of the Licensed Mark.

          B. Licensee will not use the Licensed Mark as a corporate name or as a trade name, in whole or in part, or in such a way as, in Licensor's sole judgment, may give the impression that the Licensed Mark is the property of Licensee. No name or names shall be cojoined or used by Licensee in connection with the Licensed Mark in or on any advertising, publicity, trade or promotional material or Packaging utilized by Licensee in connection with the Licensed Merchandise except and only to the extent that such is specifically required by law to indicate the source of manufacture or distribution of the Licensed Merchandise. Licensee shall not use any name which, in Licensor's sole judgment, may be confusingly similar to the Licensed Mark on Merchandise or otherwise, during the Term or thereafter.

          C. Licensee acknowledges that the Licensed Mark has acquired valuable goodwill with the public and that any products bearing the Licensed Mark have acquired a reputation of high quality, prestige and style. Licensee acknowledges that Licensor has represented to it that Licensor is the owner of all right, title and interest in and to the Licensed Mark in any and all forms or embodiments thereof, and is also the owner of the goodwill attached to the Licensed Mark including that which arises from the sale of Licensed Merchandise hereunder. All use by Licensee of the Licensed Mark shall be deemed to have been made by and for the benefit of Licensor for the purposes of securing and maintaining trademark rights, applications and/or registrations, and all uses of the Licensed Mark by Licensee, or by any sublicensee or assignee, and any goodwill arising therefrom, shall inure to the sole and exclusive benefit of Licensor.

          D. Licensee hereby assigns to Licensor any rights to the Licensed Mark which may, by operation of law or otherwise, vest in Licensee as a consequence of Licensee's activities under this Agreement, and any goodwill arising therefrom, which shall in any event inure to the sole and exclusive benefit of Licensor. Licensee will not, at any time, do or suffer to be done, any act or thing which will, in any way, impair or adversely affect the ownership or the rights of Licensor in or to the Licensed Mark or its reputation, and Licensee will make no applications nor seek any registration or ownership rights in or to the Licensed Mark in the Territory or elsewhere.

          E. Except as the parties may otherwise agree in writing, all right, title and interest in and to the unique designs incorporating the Licensed Mark or a logo or pattern which has acquired a secondary meaning associating it with the Licensed Mark shall be the sole property of Licensor, and any tools, dies or molds shall be the sole property of Licensee, subject to the restrictions on their use set forth in Section 4.M, which restrictions shall survive termination or expiration of this Agreement. Upon the termination or expiration hereof, Licensor shall have the right to purchase all or any part of the tools, dies and molds owned by Licensee used to produce unique designs of Licensed Merchandise incorporating the Licensed Mark or a logo or pattern which has acquired a secondary meaning associating it with the Licensed Mark, at a price based upon the cost of such items to Licensee, depreciated on a straight-line basis over a period of five (5) years. In order to effectuate the vesting of such proprietary rights, the parties agree to execute appropriate documents, assigning to the other party whatever rights that party may have in accordance with the foregoing. However, in no event, during the Term or thereafter, shall Licensee claim, or acquire, whether by operation of law or otherwise, any right, title, or interest in or to the Licensed Mark. Licensee shall not manufacture, advertise, merchandise, promote, sell or distribute any of the Licensed Merchandise created for Licensor hereunder under any name other than the Licensed Mark; provided, however, that subject to Section 4.M above, Licensee
               --------  -------
may manufacture, advertise, merchandise, promote, sell or distribute under another brand name any Merchandise sold under the Licensed Mark which does not bear a unique design incorporating the Licensed Mark or a logo or pattern which has acquired a secondary meaning associating it with the Licensed Mark, provided all Packaging incorporating the Licensed Mark are completely removed.

          F. Licensee acknowledges that only Licensor may file or prosecute trademark applications to register the Licensed Mark. Licensee will cooperate with Licensor in connection with the filing and prosecution by Licensor of any such applications, and the maintenance or renewal of any trademark registration for the Licensed Mark, and will supply Licensor with Merchandise bearing the Licensed Mark, including samples, Packaging and other uses of the Licensed Mark, as may reasonably be requested by Licensor in connection herewith. Licensee shall execute all documents, including, but not limited to, registered user agreements and any cancellations thereof, which Licensor may request in order to obtain or maintain a registration or to establish or to maintain Licensor's ownership of the Licensed Mark. Licensor will pay all costs and fees incurred by it (or by Licensee, if Licensee incurs such expenses at the request of Licensor), in connection with filing for, obtaining, maintaining or renewing any trademark registration of the Licensed Mark. The rights and obligations under this Section 7.F shall survive termination or expiration of this Agreement.

          G. Licensee agrees and undertakes to use the Licensed Mark strictly in compliance with any and all applicable trademark and other laws and to use such legends, markings or notices in connection therewith as are required by law or otherwise reasonably required by Licensor to protect its rights. Upon expiration or termination of this Agreement for any reason whatsoever, Licensee will execute and file any and all documents reasonably required by Licensor regarding the Licensed Mark which Licensor shall require. Licensor shall bear all expenses reasonably incurred in preparing and recording any such documents.

          H. Licensee agrees not (i) to challenge the validity of or Licensor's ownership of the Licensed Mark or any application for registration thereof, or any trademark registration thereof, in any jurisdiction or (ii) to contest the fact that Licensee's rights under this Agreement terminate upon termination or expiration of this Agreement. The provisions of this Section 7.H shall survive termination or expiration of this Agreement.

          I. Licensee shall promptly notify Licensor of any infringement, imitation or act inconsistent with Licensor's ownership of the Licensed Mark by third parties, or any act of unfair competition by third parties relating to the Licensed Mark (collectively, an "Infringement"), wherever and whenever such Infringement shall come to Licensee's attention. After receipt of such notice from Licensee if the Infringement has occurred or is occurring in the United States or Canada, Licensor shall, at its cost and expense, use its best efforts to stop such Infringement. Licensee shall fully cooperate with Licensor in such action and, if requested by Licensor, shall join with Licensor as a party in any such action brought by Licensor. Any recovery as a result of such action shall belong solely to Licensor. If the Infringement has occurred or is incurring in any Additional Country included in the Territory other than the United States or Canada, Licensor shall send correspondence demanding that the Infringement cease, but may in its sole discretion decide whether to bring a legal action to stop such Infringement. All such actions shall be at the cost and expense of Licensor. If Licensor does not take legal or other action to stop such Infringement in any Additional Country included in the Territory, Licensee may, at its cost and expense (including all attorney fees and expenses), take such action; provided, however, that notwithstanding the foregoing, Licensee shall not, without the consent of Licensor, settle or compromise any claim or consent to the entry of any judgment which settlement, compromise or judgment would affect Licensor or the value, reputation or prestige of the Licensed Mark. In either circumstance, Licensee and Licensor shall fully cooperate with the other, and shall join with the other as party to any such action, if necessary. Any recovery as a result of such action shall belong to the party bringing such action.

          J. Licensee shall not at any time use the Licensed Mark or the Licensed Merchandise, or any material utilizing or reproducing the Licensed Mark or Licensed Merchandise, in a manner that could derogate the value, reputation or goodwill associated with the Licensed Mark.

          K. To the extent Licensee employs any contract manufacturers in connection with this Agreement, Licensee shall obtain from each of said contract manufacturers as a condition to using them for any manufacturing of or with respect to Licensed Merchandise or Packaging, a binding written agreement signed by each such contract manufacturer in form and substance as set forth on Exhibit D, attached hereto. A copy of said written commitment signed by each of said contract manufacturers shall be delivered to Licensor within thirty (30) days of the signing of such document by such contract manufacturer. In no event, however, shall the use of any contract manufacturer(s) absolve or excuse Licensee from any of its responsibilities to Licensor under this Agreement. If at any time Licensor provides reasonably satisfactory evidence to Licensee that any contract manufacturer which Licensee intends to use, has used or is using in connection with this Agreement has taken or may take any action inconsistent with Licensor's absolute ownership of the Licensed Mark, Licensee shall immediately cease using and shall not thereafter use said contract manufacturer in connection with this Agreement and take commercially reasonable efforts to secure the return of all tools, dies and molds, if any, in the possession of such contract manufacturer used or usable in connection with the manufacture of Licensed Merchandise or Packaging.

     8.   Books and Records
          -----------------

          Licensee shall maintain, at its main offices, true and accurate books and records, in accordance with generally accepted accounting principles, containing all particulars which may be necessary for the purpose of verifying compliance with the terms and conditions hereof and for determining Net Sales, Royalties, Advertising and Promotional expenditures and all amounts payable to Licensor hereunder, which books and records shall be separate and distinct from those relating to Licensee's businesses other than the sale of Licensed Merchandise. Licensee shall be obligated to maintain books and records for any particular License Year for five years following such License Year or two years following the termination or expiration of this Agreement, whichever is less. Licensee shall make such books and records available to Licensor and its designated representatives during regular business hours and upon reasonable notice during the period in which Licensee is obligated to maintain such books and records, for the purpose of auditing Licensee's reports, accounting statements and royalty payments hereunder. Licensor shall be entitled to make copies, at its expense, of any such records. Without limitation of Licensor's rights under Section 12, if Licensor uncovers an error in the royalty due to Licensor, Licensee agrees to pay immediately all sums due (with interest at the prime rate plus 3% if such error exceeds the greater of $25,000 or five percent (5%) of the amount of the royalty shown on any statement prepared by Licensee hereunder), and if such error exceeds the greater of $25,000 or five percent (5%) of the amount of the royalty shown on any statement prepared by Licensee hereunder, Licensee will at the same time reimburse Licensor for its reasonable costs of conducting such audit.

     9.   Representations and Warranties of Licensee
          ------------------------------------------

          A.   Organization. Licensee is a corporation duly organized and
               ------------
validly existing under the laws of the State of California.

          B.   Authority Relative to this Agreement. Licensee has full corporate
               ------------------------------------
power and authority to execute, perform and deliver this Agreement. The execution and delivery of this Agreement has been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Licensee are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Licensee and constitutes a valid and binding agreement of Licensee, enforceable in accordance with its terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          C.   No Violation. The execution, performance and delivery of this
               ------------
Agreement by Licensee will not (i) violate any provision of the Articles of Incorporation and By Laws of Licensee, (ii) violate, or be in conflict with, or constitute a default or termination event (or an event which, with notice or lapse of time or both, would constitute a default or a termination event) under, any agreement or commitment to which Licensee is a party, or (iii) violate any applicable statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority binding on Licensee.

          D.   Consents and Approvals. No consent, approval or authorization of,
               ----------------------
or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by Licensee. No consent of any person is necessary for the execution, performance or delivery of this Agreement by Licensee, including, without limitation, consents from parties to loans, contracts, leases or other agreements to which Licensee is a party other than Laura Ashley Manufacturing, B.V., which consent has been obtained by Licensee prior to its execution of this Agreement.

          E.   Licensee's Financial and Other Information. Attached as Schedule
               ------------------------------------------
9E is a true and complete copy of Licensee's audited balance sheet at October 31, 1994, and its audited statement of operations for the year then ended (the "Financial Statements") which Licensee acknowledges is being relied upon by Licensor in Licensor's entering into this Agreement. The Financial Statements present fairly, in accordance with generally accepted accounting principles, the business, operations, financial condition, assets and liabilities of the Licensee for the periods covered thereby. Since the date of Financial Statements there has not been any material adverse change in the business, operations, financial condition, assets, liabilities or prospects of Licensee. Licensee has informed Licensor of all material facts and has not omitted to state any material fact about its business, operations, financial condition, assets, liabilities and prospects which Licensor might reasonably be expected to require knowledge of in making its decision to enter into this Agreement.

          F.   Products Liability and Other Litigation and Claims. Schedule 9F
               --------------------------------------------------
set forth a true and complete listing of (i) all warranty and products liability claims, actions and proceedings relating to the manufacture, distribution or sale by Licensee of any and all products which are similar to the Merchandise for the past five calendar years; and (ii) all other claims, actions and proceedings which are pending or, to Licensee's knowledge, threatened which, if adversely determined, could have a material adverse effect on Licensee's business, operations, financial condition or the performance of its obligations hereunder.

     10.  Representation and Warranties of Licensor
          -----------------------------------------

          A.   Organization. Licensor is a corporation duly organized and
               ------------
validly existing under the laws of the State of Delaware.

          B.   Authority Relative to this Agreement. Licensor has full corporate
               ------------------------------------
power and authority to execute, perform and deliver this Agreement. The execution and delivery of this Agreement has been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Licensor are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Licensor and constitutes a valid and binding agreement of Licensor, enforceable in accordance with its terms, except that (i) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          C.   No Violation. The execution, performance and delivery of this
               ------------
Agreement by Licensor will not (i) violate any provision of the Certificate of Incorporation or By Laws of Licensor (ii) violate, or be in conflict with, or constitute a default or termination event (or an event which, with notice or lapse of time or both, would constitute a default or a termination event) under, any agreement or commitment to which Licensor is a party, or (iii) violate any applicable statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority binding on Licensor.

          D.   Consents and Approvals. No consent, approval or authorization of,
               ----------------------
or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement by Licensor. No consent of any person is necessary for the execution, performance or delivery of this Agreement by Licensor, including, without limitation, consents from parties to loans, contracts, leases or other agreements to which Licensor is a party.

          E.   Ownership of Licensed Mark. Licensor is the sole and exclusive
               --------------------------
owner (legal and beneficial) of the Licensed Mark in any and all forms and embodiments thereof with respect to beauty care products, cosmetic goods and Merchandise in the Territory and all goodwill attached to the Licensed Mark; Licensor has the sole and exclusive right to use the Licensed Mark as a trademark or otherwise in connection with the Exploitation of Merchandise in the Territory and has not sold, transferred, assigned or granted to any third party the right to use the Licensed Mark in connection with the Exploitation of Merchandise anywhere in the world; the use of the Licensed Mark by the Licensee in the manner contemplated by this Agreement will not subject Licensee or any of its shareholders, officers, directors, employees and agents (collectively "Licensee Indemnified Parties") to any liability (including, without limitation, damages and/or injunctive or other equitable relief) for infringement of statutory or common law trademark, trade name or similar rights of third parties; and to the knowledge of Licensor, the Exploitation of the Licensed Mark by Licensee as contemplated by this Agreement in any Additional Country included in the Territory pursuant to Section 2G would not subject any Licensee Indemnified Party to any liability (including damages or injunctive or other equitable relief) for infringement of statutory or common law trademark, trade name or similar rights of third parties.

     11.  Indemnification and Insurance
          -----------------------------

          A. Licensor hereby agrees to indemnify and hold harmless Licensee, its Affiliates and each of their respective shareholders, officers, directors, employees and agents against any and all liability, claims, causes of action, suits, damages and expenses (including reasonable attorneys' fees), for which they or any of them may become liable or may incur or be compelled to pay in any action or claim against them or any of them arising from (a) infringement of statutory or common law trademark or trade name rights of others through the use of the Licensed Mark by Licensee as contemplated by this Agreement, or (b) the breach by Licensor of any of its representations, warranties or agreements in this Agreement, provided that Licensee: (i) gives Licensor written notice of each such action or claim promptly following its receipt thereof, (ii) gives Licensor the opportunity to undertake and to control the defense and settlement of such claim through counsel of its own choosing, and (iii) fully cooperates with Licensor in the investigation, defense and settlement of any such claim provided, however, that if any such settlement would prohibit Licensee from Exploitation of the License in all or any portion of the Territory, Licensee shall be reasonably compensated by Licensor for costs and expenditures which Licensee shall have incurred or become obligated to pay in connection with the Exploitation of the License in such portion of the Territory. Licensee shall have the right to participate in (but not to control) any such defense through counsel of its choice, but at Licensee's expense. If Licensor fails or refuses to undertake the defense of any such claim within a reasonable period after notice from Licensee, Licensee shall be entitled to defend such claim through counsel of its choice, and all actual costs and expenses (including reasonable attorneys' fees) which are incurred by Licensee in the investigation, defense and settlement of such claim, as well as any damages ultimately awarded against Licensee which are indemnifiable hereunder, shall be the sole obligation of Licensor.

          B. Licensee agrees to indemnify and hold harmless Licensor, its Affiliates and each of their respective shareholders, officers, directors, employees and agents against any and all liability, claims, causes of action, suits, damages and expenses for which they or any of them may become liable or may incur or be compelled to pay in any action or claim against them or any of them by any Persons other than Licensor for or by reason of (a) the infringement of design rights, patents, trade secret rights or rights to any intellectual property of third Persons as a result of the manufacture, warehousing, marketing, promotion, publicity, advertising, sale or distribution of Licensed Merchandise by Licensee or any of its agents, representatives, contractors or sublicensees (other than by reason of use of the Licensed Mark as contemplated by this Agreement), (b) any acts, whether of omission or commission, that may be committed or suffered by Licensee or any of its agents, representatives, contractors or sublicensees in breach of this Agreement, (c) any liability (including, without limitation, any personal injury or property damage) arising out of the manufacture, warehousing, marketing, promotion, publicity, sale, advertising, or distribution of or the use by any professional or consumer of, Licensed Merchandise, or any violation of any warranty, representation or agreement made by Licensee or any of its agents, representatives, contractors or sublicensees with respect to the Licensed Merchandise, or (d) the breach by Licensee of any of its representations, warranties or covenants in this Agreement. Licensor shall give Licensee written notice of any such claim promptly following its receipt thereof. Licensee shall have the opportunity to undertake and to control the defense and settlement thereof through attorneys selected by Licensee after notice to and consultation with Licensor and good faith negotiations regarding alternative counsel if Licensor has reasonable objections to Licensee's choice of counsel. Notwithstanding the foregoing, Licensee shall not, without the consent of Licensor, settle or compromise any claim or consent to the entry of any judgment which settlement, compromise or judgment would affect Licensor or the value, reputation or prestige of the Licensed Mark. Licensor will cooperate with Licensee in the investigation, defense and settlement of any such claim and shall have the right to participate in (but not to control) any such defense through counsel of its own choice, but at Licensor's own expense. If Licensee elects not to undertake the defense of any such claim, it will be responsible for reimbursing Licensor for any expenses incurred by Licensor, including but not limited to reasonable attorneys', accountants', and other experts' fees and expenses in the investigation, defense and settlement of such claim and in enforcing its rights pursuant to this
Section 11.B, in addition to any damages and penalties ultimately awarded against Licensor.

          C. Without limiting the indemnification provided in Section 11.B above and in addition to it, Licensee agrees to carry and maintain, throughout the Term (including all renewal terms, if any) and for five years thereafter, with an insurance carrier authorized to do business in the State of California and having a rating of A VI or better according to Best's Insurance Reports, a broad form Comprehensive General Liability Insurance Policy or, if such policy is not reasonably available, such other policy as would provide substantially the same protection to Licensee and Licensor written on occurrence basis covering Licensee's activities with respect to the Licensed Merchandise which includes but is not limited to coverage for contractual liability, premises operations, products liability, personal injury and advertising injury liability and broad form property damage liability, which shall provide protection to Licensor of at least One Million Dollars ($1,000,000) per occurrence and in the aggregate. Licensee shall have Licensor named as an additional insured on such policies. Licensee shall, within thirty (30) days after the date hereof, provide to Licensor a certificate of such insurance from the insurance carrier which sets forth the scope of coverage and the limits of liability stated above without any provision for deductibles or self-insured retentions, and further provides that the policies may not be materially changed or cancelled without at least thirty
(30) days' prior written notice to Licensor. Prior to any such cancellation, Licensee shall provide Licensor with a certificate of insurance evidencing that a new insurance policy with the same coverage and terms described above will be in place prior to such termination. Upon reasonable request by Licensor during the Term, Licensee shall deliver to Licensor evidence in form and substance reasonably satisfactory to Licensor, of the maintenance and renewal of the required insurance, including without limitation, renewal certificates and copies of those portions of policies, riders and endorsements pertaining to this Agreement. Any insurance policy purchased by or carried by Licensor or any of its Affiliates shall not be required to contribute in case of any loss by any Person, including Licensor or Licensee and their Affiliates, relating to the Licensed Merchandise and either the certificate of insurance to be provided hereunder or an endorsement to such policy shall state the same.

     12.  Termination
          -----------

          Notwithstanding the terms and conditions of Section 3 hereof, this Agreement may be terminated in accordance with the following provisions:

          A. Within fifteen (15) days following the receipt by Licensor of either of the statements required to be furnished by Licensee pursuant to Sections 6.C and 6.E hereof with respect to a License Year, Licensor shall have the right to terminate this Agreement if Net Sales for two (2) consecutive License Years are less than the Minimum Net Sales required for the respective Merchandise set forth in Exhibit B for said License Years.

          B. Licensor may terminate this Agreement immediately by giving notice in writing to Licensee in the event Licensee fails to make payment of royalties and any other amounts due hereunder as and when due, and fails to cure such default within three (3) working days after delivery of written notice of such default by Licensor.

          C. Except as otherwise expressly provided in Sections 12 A, B, D, or E, either party may terminate this Agreement immediately by giving notice in writing to the other party in the event the other party fails to perform its obligations hereunder (including, without limitation, the obligations to submit timely its quarterly reports; to obtain prior approvals of inter alia products,
                                                           ----- ----
advertising and promotions, as required hereby; to distribute only through approved distribution channels; to maintain adequate insurance and to use only as expressly permitted hereunder the Licensed Mark) or otherwise breaches any of its covenants, representations or warranties as set forth in this Agreement and such party fails to cure such default to the other's reasonable satisfaction within thirty (30) days after delivery of written notice of such default from the other party.

          D. If either party shall make an assignment for the benefit of creditors, or shall generally not pay its debts as they become due, or shall file a petition commencing a voluntary case under the Bankruptcy Reform Act of 1978, 11 U.S.C. Section 101 et seq., as amended or any successor thereto (the "Bankruptcy Code"), or shall be adjudicated an insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulations, or shall file any answer admitting or shall fail to deny the material allegations of such petition filed against it for such relief, or consent to the filing of any such petition or shall seek or consent to or acquiesce in the appointment of any agent, trustee, receiver, custodian, liquidator or similar officer for it or of all or any substantial part of its assets or properties, or its directors or majority stockholders shall take any action authorizing any of the foregoing or looking to its dissolution or liquidation, or it shall cease doing business as a going concern, or an order for relief shall be entered against it under any chapter of the Bankruptcy Code, or if, within sixty (60) days after the filing of any petition or the commencement of any proceeding against either party seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Bankruptcy Code or any other present or future statute, law or regulation, such proceeding shall not have been dismissed, or a decree or order of a court having competent jurisdiction shall have been entered approving as properly filed any such petition, or if, within sixty (60) days after the appointment, without the consent or acquiescence of such party, of any agent, trustee, receiver, custodian, liquidator or similar officer for it or of all or any substantial part of its properties, such appointment shall not have been vacated this Agreement shall automatically, without notice or any further act or deed of any party, terminate and be of no further force or effect, except that any and all liabilities and obligations of the parties at the time outstanding under or in connection with this Agreement shall automatically, without notice or any creditors act or deed of any party, become due and payable.

          E. In the event of a Change of Control of Licensee, Licensor may terminate this Agreement for a Proper Purpose by written notice (a "Termination Notice") to Licensee within 20 days of the date Licensor receives a Change of Control Notice. Such termination shall be effective upon the later to occur of the Change of Control or the date specified in the Termination Notice; provided that if such Change of Control Notice shall be given prior to the Change of Control, this Agreement shall not be terminated if such Change of Control shall not occur. If Licensor does not exercise its right to terminate this Agreement within such 20-day period, Licensor shall not have the right to terminate this Agreement as a result of such Change of Control.

     13.  Effect of Expiration or Termination
          -----------------------------------

          A. Except to the extent provided in Section 13.B hereof, upon the expiration or termination of this Agreement for any reason, neither Licensee nor its receivers, representatives, agents, successors or assigns shall have any right to exploit or in any way use the Licensed Mark. Except to the extent provided in Section 13.B hereof, upon such expiration or termination of this Agreement, Licensee shall forthwith discontinue all use of the Licensed

Mark and shall not thereafter use the Licensed Mark or any variation or simulation thereof, or any mark which in Licensor's sole judgment is or may be confusingly similar thereto, and Licensee hereby irrevocably releases and disclaims any right or interest in or to the Licensed Mark. Within thirty (30) days of the expiration or termination of this Agreement, Licensee shall provide Licensor with an accurate schedule of all work in process and finished inventory (hereinafter the "Inventory") of Licensed Merchandise which is on hand as of the close of business on the date of such expiration or termination.

          B. If, upon the expiration or termination of this Agreement (other than pursuant to Section 12 B or by Licensor pursuant to Section 12 C hereof), Licensee shall have on hand any Inventory of the Licensed Merchandise, Licensee may continue to use the Licensed Mark solely in connection with the Exploitation of the Inventory of Licensed Merchandise for a period of up to six (6) months following the expiration or termination of this Agreement. During such six (6) month period, Licensee shall be obligated to continue to pay Licensor the Earned Royalty provided for in Section 6.A (but there shall be no Minimum Royalty). If Licensee elects to continue to use the Licensed Mark as provided under this paragraph, it shall notify Licensor of its election at least thirty (30) days prior to the expiration or termination of this Agreement. Such notice shall include a complete and accurate schedule of Inventory of Licensed Merchandise which is projected to be on hand as of the close of business on the date of such expiration or termination and shall reflect Licensee's actual cost of each such item to be calculated in accordance with generally accepted accounting principles ("Licensee's Standard Cost").

          C. Notwithstanding the foregoing, or Licensee's desire to use the Licensed Mark as provided in Section 13.B above, Licensor shall have the overriding option, exercisable by written notice to Licensee within thirty (30) days after its receipt from Licensee of the complete Inventory schedule as provided in Section 13.A or 13.B, to purchase any or all of the Inventory, subject to outstanding non-cancelable purchase orders, for an amount equal to Licensee's Standard Cost of the Inventory and freight, taxes, duties and insurance, which sum may be offset against amounts then owing to Licensor hereunder. In the event that Licensor notifies Licensee of its desire to purchase the Inventory on hand, such notice shall apply only to the Inventory remaining in Licensee's possession or control on the date said notice is received by Licensee. Licensee shall deliver the Inventory as directed by Licensor, and Licensor shall purchase only such Inventory received in marketable condition (and shall return all Inventory not accepted).

          D. Upon the expiration or termination of this Agreement or, if applicable, upon the expiration of the period provided for in Section 13.B hereof, Licensee shall, at its own expense, either destroy or remove the Licensed Mark from all Inventory, Packaging, advertising and promotional materials bearing the Licensed Mark or prepared for use in connection with the Licensed Merchandise.

          E. In order to enable Licensor to maintain continuity of sale of Merchandise within the Territory, during and after the expiration of any period provided in Section 13.B, Licensor may manufacture, advertise, promote, sell and distribute Merchandise directly or through others, and grant licenses to third parties with respect to the Merchandise and the Licensed Mark.

     14.  [Intentionally omitted]

     15.  Confidentiality
          ---------------

          A. In connection with the performance of this Agreement, Licensor and Licensee will have access to certain confidential and proprietary information of the other party, including, but not limited to, business and marketing plans, proposed advertising, designs, sales records, financial data and manufacturer's know-how, and also including the business terms of this Agreement. Recognizing that such information represents valuable assets and property of the disclosing party, and the harm that may befall such party if any of such information is disclosed, the recipient agrees to hold all such information in strict confidence and not to use or otherwise disclose any such information to third parties without having received the prior written consent of the disclosing party and a written agreement from such third party to maintain such information in strict confidence. The obligation of confidentiality created herein shall survive the expiration or termination of this Agreement.

          B. The obligations of confidentiality created herein shall cease to apply:

          (i) to information which comes into the public domain, provided it did not come into the public domain through the unauthorized acts of the receiving party;

          (ii) to information which was in the receiving party's possession prior to its disclosure, or was later disclosed to the receiving party by a third party who is lawfully in possession of such and, to the receiving party's knowledge, was under no obligation to keep such information confidential;

          (iii) to information which, in the opinion of the receiving party's counsel, is required to be disclosed by law,but only to the extent so required and only upon prior written notice to the other party hereto; and

          (iv) to information of Licensee which Licensor may be required to disclose in order to enforce its rights under this Agreement.

          C. Licensee shall have no right of access to any information proprietary to Licensor including any formula, pattern, compilation, program, device, method, technique, or process (collectively, "Trade Secrets") and waives any and all rights to access to such Trade Secrets in the course of litigation or otherwise, except for the Trade Secrets related to the Licensed Merchandise and/or the rights of Licensee under this Agreement.

     16.  Bankruptcy
          ----------

          A. Notwithstanding the provisions of Section 12.D, in the event that it is determined by any court or bankruptcy trustee that this Agreement may be assumed or assigned in connection with a case commenced by or against either party under the Bankruptcy Code, Licensor and Licensee hereby acknowledge that adequate assurance of future performance under this Agreement (within the meaning of the Bankruptcy Code) shall include, inter alia, adequate assurance:

               (i) that any and all royalty payments and other consideration due from Licensee to Licensor under or pursuant to this Agreement shall be duly and timely paid and shall not decline from the levels specified in this Agreement;

               (ii) that the assumption or assignment of this Agreement will not result in the breach by either party of any provision in any other license, contract, or agreement relating to the Licensed Mark or otherwise;

             (iii) that any person or entity that assumes this Agreement or to which this Agreement is assigned shall fully and faithfully assume, observe and comply with all of the covenants, requirements and restrictions provided for under this Agreement and that termination rights for breach of this Agreement shall continue to apply without change; and

               (iv) that the value of the Licensed Mark to Licensor shall not be materially diminished by reason of the assumption or assignment of this Agreement.

          B. Any person or entity to which this Agreement is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Agreement on and after the date of such assignment. Any such assignees shall upon demand execute and deliver to Licensor or Licensee, as the case may be, an instrument confirming such assumption.

     17.  Miscellaneous
          -------------

          A. Each of the parties hereby represents and warrants to the other that it has not employed or dealt with any broker or finder in connection with this Agreement or the transactions contemplated hereby.

          B. All notice required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed to be duly given if hand delivered or sent by overnight courier or mailed by certified or registered mail, return receipt requested, provided a copy is sent by telefax with confirmation of receipt at sender's telefax as follows:

          If to Licensor:

          625 Madison Avenue
          New York, New York 10022
          Attention: President - Licensing Division
          Telefax No.: (212) 527-5544

          With a Copy to:
          625 Madison Avenue
          New York, New York 10022
          Attention: Senior Vice President and General Counsel
          Telefax No.: (212) 527-5693

          If to Licensee:
          498 North Oak Street
          Inglewood, CA 90301
          Attention: Chief Financial Officer and President
          Telefax No.: (310) 417-8810

          Either party may change the address to which such notice and communications shall be sent by written notice to the other party, provided that any notice of change of address shall be effective only upon receipt.

          C. This Agreement (including Schedules and Exhibits) sets forth the entire agreement and understanding between the parties hereto relating in any way to the use of the Licensed Mark on the Licensed Merchandise, and to any other subject matter contained herein and merges all prior discussions between them. Neither party shall be bound by any definition, condition, warranty or representation other than as expressly stated in this Agreement, and this Agreement may not be amended or modified except by a written instrument signed by the party against whom such modification or amendment is to be enforced.

          D. In any review or consultation conducted by or on behalf of Licensor hereunder, Licensor is acting in an advisory capacity only, and shall have no responsibility for the operation of Licensee's business or its manufacturing, distribution, sales or facilities used in connection therewith, whether upon the recommendation of Licensor or otherwise.

          E. All time limits stated in this Agreement are of the essence to this Agreement.

          F. Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as an employee or agent of the other.

          G. This Agreement shall be deemed to be a contract made under the laws of the State of New York and shall be governed by and construed in accordance with the laws of such State, without regard to that State's rules on conflicts of law.

          H. The headings in this Agreement are for the convenience of the parties only and shall not affect the meaning or interpretation of this Agreement or any provisions thereof.

          I. No waiver by either party, whether expressed or implied, of any provision of this Agreement, or of any breach or default, shall constitute a continuing waiver of such provision or a waiver of any other provision of this Agreement. Acceptance of payments by Licensor shall not be deemed a waiver of any violation of, or default in, any of the provisions of this Agreement by Licensee.

          J. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties, theft successors and permitted assigns.

          IN WITNESS WHEREOF, Licensee and Revlon Consumer Products Corporation for itself and/or on behalf of its designated affiliate have duly executed this Agreement as of the date and year first above written.

REVLON CONSUMER PRODUCTS CORPORATION

By:   /s/ Lynn Krominga
     --------------------------------

Name:   Lynn Krominga
      -------------------------------

Title:   President - Licensing Division
        -------------------------------

SIGNATURE EYEWEAR, INC.

By:   /s/ Julie Heldman
     ---------------------------------

Name:  Julie Heldman
      --------------------------------

Title:  President
       -------------------------------

                                LIST OF EXHIBITS


EXHIBIT                                  DESCRIPTION
-------                                  -----------

A.....................................   Licensed Merchandise
B.....................................   Royalty Rates
                                         Minimum Royalties and
                                         Minimum Net Sales

C.....................................   Licensee's CFO
                                         Representation Letter

D.....................................   Licensee's Contract
                                         Manufacturer's Agreement

                                   EXHIBIT A

                                  MERCHANDISE
                                  -----------

Eyeglass frames (including frames for sunglasses) and related accessories.

                                   EXHIBIT B


                                 ROYALTY RATES
                                 -------------

First License Year:           CONFIDENTIAL INFORMATION OMITTED AND FILED
                              SEPARATELY WITH THE SECURITIES AND EXCHANGE
                              COMMISSION% of Net Sales up to $CONFIDENTIAL
                              INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                              SECURITIES AND EXCHANGE COMMISSION

                              CONFIDENTIAL INFORMATION OMITTED AND FILED
                              SEPARATELY WITH THE SECURITIES AND EXCHANGE
                              COMMISSION% of Net Sales from $CONFIDENTIAL
                              INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION to $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

                              CONFIDENTIAL INFORMATION OMITTED AND FILED
                              SEPARATELY WITH THE SECURITIES AND EXCHANGE
                              COMMISSION% of Net Sales greater than
                              $CONFIDENTIAL INFORMATION OMITTED AND FILED
                              SEPARATELY WITH THE SECURITIES AND EXCHANGE
                              COMMISSION

Second License Year:          CONFIDENTIAL INFORMATION OMITTED AND FILED
                              SEPARATELY WITH THE SECURITIES AND EXCHANGE
                              COMMISSION% of Net Sales up to $CONFIDENTIAL
                              INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                              SECURITIES AND EXCHANGE COMMISSION

                              CONFIDENTIAL INFORMATION OMITTED AND FILED
                              SEPARATELY WITH THE SECURITIES AND EXCHANGE
                              COMMISSION% of Net Sales greater than
                              $CONFIDENTIAL INFORMATION OMITTED AND FILED
                              SEPARATELY WITH THE SECURITIES AND EXCHANGE
                              COMMISSION

Each License Year thereafter: CONFIDENTIAL INFORMATION OMITTED AND FILED
                              SEPARATELY WITH THE SECURITIES AND EXCHANGE
                              COMMISSION% of Net Sales


                               MINIMUM ROYALTIES
                               -----------------

Each License Year:            Minimum Net Sales for the subject License Year
                              multiplied by the appropriate royalty rate set forth above for the Minimum Net Sales amount.


                               MINIMUM NET SALES
                               -----------------

First License Year:           CONFIDENTIAL INFORMATION OMITTED AND FILED
                              SEPARATELY WITH THE SECURITIES AND EXCHANGE
                              COMMISSION

Second License Year:          $CONFIDENTIAL INFORMATION OMITTED AND FILED
                              SEPARATELY WITH THE SECURITIES AND EXCHANGE
                              COMMISSION

Third License Year:           $CONFIDENTIAL INFORMATION OMITTED AND FILED
                              SEPARATELY WITH THE SECURITIES AND EXCHANGE
                              COMMISSION

Each License Year thereafter: CONFIDENTIAL INFORMATION OMITTED AND FILED
                              SEPARATELY WITH THE SECURITIES AND EXCHANGE
                              COMMISSION% of prior License Year's actual Net Sales or prior License Year's Minimum Net Sales plus CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION%, whichever is greater; provided, however, that in no event shall Minimum Net Sales for the subject License Year exceed $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   EXHIBIT C

                           CFO REPRESENTATION LETTER
                           -------------------------



     I, __________________, Chief Financial Officer of Signature Eyewear, Inc. ("Licensee"), hereby certify to the truth and accuracy of the following representations:

     After a review of the quarterly Royalty Reports furnished by Licensee to Revlon Consumer Products Corporation for the year ended _____________, ________________, as well as Licensee's related books of account and other records, I believe (i) that such quarterly Royalty Reports have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with Licensee's audited financial statements, except to the extent deviations from generally accepted accounting principles are required pursuant to the Agreement (ii) that such Royalty Reports are accurate and (iii) that such Royalty Reports are in accordance with the License Agreement.

                                         ________________________________
                                         Chief Financial Officer
                                         Signature Eyewear, Inc.

                                         Date: __________________________

                                   EXHIBIT D

                        CONTRACT MANUFACTURER AGREEMENT
                        -------------------------------

                                         ____________, 1995

[Manufacturer]

-------------------
-------------------
-------------------

Dear _______________:

As we have discussed with you, ____________________ ("Licensee") has entered into a license agreement (the "License Agreement") with Revlon Consumer Products Corporation ("Revlon") granting to Licensee the right to use the "Jean Nate" label, trademark and logo ("Licensed Mark") in conjunction with the following merchandise (the "Merchandise") for resale to retailers designated by Revlon:
____________________________. We anticipate that your services will be used by Licensee in manufacturing Merchandise and/or related packaging under this program. In consideration of Revlon's approval of the manufacture by you of any Merchandise or related packaging to be sold or promoted by Licensee under the Licensed Mark (hereafter referred to as the "Licensed Merchandise") pursuant to an agreement between you and Licensee (the "Manufacturing Agreement"), it is essential that you understand and agree to the following:

1. You acknowledge that Revlon has advised us that it is the absolute owner of all right, title and interest in and to the Licensed Mark.

2. You now and forever disclaim any and all right or claim in or to the Licensed Mark.

3. You agree to perform your obligations in a manner consistent with Licensee's responsibilities under the License Agreement, to respect, preserve and protect the Licensed Mark and Revlon's absolute ownership of the Licensed Mark.

4. You agree that your right to manufacture Licensed Merchandise is in all respects subject to the terms and conditions in the License Agreement, including, but not limited to, the termination provisions and restrictions on the use of the Licensed Mark. You shall sell Licensed Merchandise only to Licensee. You agree that your manufacture of Licensed Merchandise shall give you no right to use the Licensed Mark or to use or sell Licensed Merchandise that bears the Licensed Mark or was created especially for use in connection with the Licensed Mark beyond the earlier of the expiration or termination of the License Agreement or the expiration or termination of the Manufacturing Agreement. You agree not to use any information or knowhow that you may obtain in connection with your manufacture of Licensed Merchandise in the manufacture of products except pursuant to the Manufacturing Agreement. If Licensee's right to use the Licensed Mark expires or terminates, you agree to make no claim against Revlon for any reason.

5. You further agree and acknowledge that any use by you or your agents, employees or subcontractors inconsistent with the terms of this agreement or the License Agreement will subject you to all remedies at law or equity available to Revlon and/or Licensee including, but not limited to, injunctive relief, damages, costs and attorneys' fees.

6. You further agree that the provisions of this agreement shall take precedence over and supersede any other agreements between us which may conflict with the terms stated herein.

7. This agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to conflicts of laws principles.

Please acknowledge your acceptance of the above terms by signing below and returning one fully executed original to my attention.

                                         Sincerely,

                                         [Licensee]

                                         By: _____________________________

Acknowledged and Agreed:                 Title:____________________________

[Manufacturer]

By:______________________________
Title:___________________________
Date:____________________________

Approved:

Revlon Consumer Products Corporation

By:______________________________
Title:___________________________
Date:____________________________

                               LIST OF SCHEDULES


1A..............................  Licensed Mark

9E..............................  Licensed Audited Financial Statements

9F..............................  Litigation and Claims against Licensee relating to Merchandise or otherwise affecting License

                                  SCHEDULE 1A

                                 Licensed Mark

                                  SCHEDULE 9E

                                [TO BE PROVIDED]

                                  SCHEDULE 9F

                                     None.

                      FIRST AMENDMENT TO LICENSE AGREEMENT

This FIRST AMENDMENT dated as of May 29, 1997 amends the License Agreement dated as of June 2, 1995 by and between REVLON CONSUMER PRODUCTS CORPORATION and/or its designated affiliate ("Licensor") and SIGNATURE EYEWEAR, INC. ("Licensee") (the "Agreement"). Unless otherwise stated herein, all capitalized terms utilized herein shall be as defined in the Agreement.

WHEREAS, REVLON (SUISSE) S.A. ("Revlon Suisse), an affiliate of REVLON CONSUMER PRODUCTS CORPORATION ("Revlon"), is the record owner of the Licensed Mark in Canada and other countries of the world which may become part of the Territory during the Term pursuant to Section 2.G of the Agreement, and hereinafter shall also be named as the Licensor with respect to the grant of rights under the Agreement to Licensee; and

WHEREAS, the parties hereto desire to extend the Initial Term for an additional year in accordance with the terms and conditions herein;

NOW THEREFORE, in consideration of the premises and the mutual covenants set forth herein, Licensor and Licensee agree as follows:

1. Section 3.A. of the Agreement shall be amended to read as follows: "This Agreement shall become effective as of the date first above written, and shall terminate on September 30, 1998, unless terminated prior thereto in accordance with the terms and conditions of the Agreement."

The year ending September 30, 1998 shall be referred to as the "Third License Year".

2. Exhibit B to the Agreement shall be amended by the modification of the Royalty Rates and Minimum Net Sales for such License Years as follows:

                               "Amended Exhibit B
                                -----------------

                                 Royalty Rates
                                 -------------

      Third License Year:    CONFIDENTIAL INFORMATION
                             OMITTED AND FILED SEPARATELY
                             WITH THE SECURITIES AND
                             EXCHANGE COMMISSION% of Net Sales
                             up to U.S. $CONFIDENTIAL
                             INFORMATION OMITTED AND FILED
                             SEPARATELY WITH THE SECURITIES
                             AND EXCHANGE COMMISSION

      Each License Year      CONFIDENTIAL INFORMATION
      thereafter (if any):   OMITTED AND FILED SEPARATELY
                             WITH THE SECURITIES AND
                             EXCHANGE COMMISSION% of Net Sales

                               Minimum Net Sales
                               -----------------

      Third License Year:    $CONFIDENTIAL INFORMATION OMITTED
                             AND FILED SEPARATELY WITH THE
                             SECURITIES AND EXCHANGE
                             COMMISSION

      Fourth License Year    $CONFIDENTIAL INFORMATION OMITTED
      (if any):              AND FILED SEPARATELY WITH THE
                             SECURITIES AND EXCHANGE
                             COMMISSION

      Each License Year      CONFIDENTIAL INFORMATION OMITTED
      thereafter (if any):   AND FILED SEPARATELY WITH THE
                             SECURITIES AND EXCHANGE
                             COMMISSION% of prior License Year's actual
                             Net Sales or prior License Year's Minimum Net
                             Sales plus CONFIDENTIAL INFORMATION
                             OMITTED AND FILED SEPARATELY WITH
                             THE SECURITIES AND EXCHANGE
                             COMMISSION percent (CONFIDENTIAL
                             INFORMATION OMITTED AND FILED
                             SEPARATELY WITH THE SECURITIES AND
                             EXCHANGE COMMISSION%), whichever is
                             greater; provided, however, that in no event shall Minimum Net Sales for the subject License Year exceed $CONFIDENTIAL INFORMATION
                             OMITTED AND FILED SEPARATELY WITH
                             THE SECURITIES AND EXCHANGE
                             COMMISSION.

3. The parties agree the Licensee's Net Sales of Licensed Merchandise to Cole National Corporation and Pearle Vision, Inc. during the Third License Year shall not be credited against Licensee's Minimum Net Sales obligation.

4. For the purposes of Sections 2.A, 11.A(b), 15 and 16 of the Agreement, the term "Licensor" shall mean Revlon and Revlon Suisse. Revlon and Revlon Suisse jointly and severally represent and warrant that Revlon Suisse is the record owner of the Licensed Mark in any and all forms and embodiments thereof with respect to beauty care products, cosmetic goods and Merchandise in Canada and Australia (collectively, the "Other Territories"), and all goodwill attached to the Licensed Mark in the Other Territories. Revlon Suisse has the sole and exclusive right to use the Licensed Mark as a trademark or otherwise in connection with the Exploitation of Merchandise in the Other Territories and has not sold, transferred, assigned or granted to any third party the right to use the Licensed Mark in connection with the Exploitation of Merchandise anywhere in the world; and the Exploitation of the Licensed Mark by Licensee as contemplated by this Agreement in any Other Territory would not subject any Licensee Indemnified Party to any liability (including damages or injunctive or equitable relief) for infringement of statutory or common law trademark, tradename or similar rights of third parties.

5. Except as otherwise set forth herein, all terms and conditions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first written above.

REVLON CONSUMER PRODUCTS                      REVLON (SUISSE) S.A.
CORPORATION


By:   /s/ Lynn Krominga                  By:   /s/
     ------------------------------           --------------------------------
     Lynn Krominga
     President/Licensing Division        Title:   Authorized Representative
                                                 -----------------------------

SIGNATURE EYEWEAR, INC.


By:   /s/ Michael Prince
     ------------------------------

Title:   Chief Financial Officer
        ---------------------------

                                       3